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                                     EXHIBIT 23.1



                           CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Red Brick Systems, Inc. 1995 Stock Option Plan, Red Brick Systems, Inc. Supplemental Stock Option Plan and Options Under Red Brick Systems, Inc. Written Compensation Agreements, of our report dated March 2, 1998, with respect to the consolidated financial statements and schedule of Informix Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                  /s/   Ernst & Young LLP


San Jose, California
January 5, 1999